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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT of 1934


                                January 19, 2005
                                 Date of Report



                            ICON INCOME FUND TEN, LLC
             (Exact name of registrant as specified in its charter)


        Delaware                       000-50654                 35-2193184
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(State or other jurisdiction       (Commission File No.)     (I.R.S. Employer
      of incorporation)                                     Identification No.)


                          100 Fifth Avenue, 10th Floor
                            New York, New York 10011
                    (Address of principal executive offices)



                                 (212) 418-4700
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)
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ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     ICON  Income  Fund  Ten,  LLC  (the  "Company")   recently   completed  the
acquisition described below.

Zim Israel Navigation Co. Ltd.

     On January 13, 2005, the Company, through a special purpose entity-ICON Containership III, LLC-completed the purchase of a 3,300 TEU container vessel, the ZIM Italia (the "Vessel"). The purchase price for the Vessel was $35,350,000, comprised of (i) $9,200,000 cash, and (ii) $26,150,000 of non-recourse indebtedness. The non-recourse indebtedness will have a five year term and will bear interest at a fixed rate of 5.35% per year.

     ZIM Israel Navigation Co. Ltd. ("ZIM"), owned by the Israel Corporation Ltd., is one of the largest container-shipping companies in the world and the flagship of Israeli shipping. ZIM offers transportation services along most of the major international trading routes to customers throughout the world. From its corporate headquarters in Haifa, it operates an intermodal system which combines sea, land and air transportation services around the world. It ranks tenth among the world's container service operators and fifteenth as a maritime container operator. The ultimate parent, the Ofer Group, is the 6th largest maritime tonnage supplier on a global basis.

     Through its subsidiaries, ZIM offers ancillary services such as shipping agencies, storage and distribution, forwarding, and land transportation. Its sophisticated information and communication network enables the Company to locate and control, at any time, the exact whereabouts of every shipment to optimize the loading of containers and to facilitate the planning of schedules. This information was gathered from ZIM's website.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ICON Income Fund Ten, LLC

                                       By:  ICON Capital Corp., its Manager


Dated:  January 19, 2005               By:    /s/ Thomas W. Martin
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                                              Thomas W. Martin
                                              Executive Vice President